UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2016

PRAXSYN CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	333-130446	20-3191557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18013 Sky Park Circle, Suite A, Irvine, CA 92614
(Address of principal executive offices, including zip code)

(949) 777-6112
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2016, the majority of the Board of Directors of Praxsyn Corporation, a Nevada corporation (the “Company”), at a special meeting of the Board of Directors (the “Meeting”), voted to remove Mr. Edward Kurtz as Chief Executive Officer of the Company. In addition, the majority of the Board of Directors also removed Mr. Kurtz as an officer of all of the Company’s subsidiaries. Subsequently, Mr. Kurtz resigned as a member of Board of Directors of the Company and its subsidiaries. Concurrently, Mr. Kurtz was offered a position as the Vice President of Sales and Marketing of the Company. However, as of April 4, 2015, Mr. Kurtz gave notice that he has declined the position.

Effective March 31, 2016, at the Meeting, the majority of the Board of Directors of the Company voted to elect Mr. Greg Sundem as Chairman of the Board of the Company and its subsidiaries until his resignation, or until his successor(s) is elected and qualified. The Board appointed Mr. Sundem as Chief Executive Officer, to serve at the pleasure of the Board. The Board of Directors has set Mr. Sundem’s salary at $225,000 per year for such appointment. The Board also appointed Mr. Justin Cary, concurrent to his appointment as Chief Financial Officer, to serve as the Company’s Chief Operations Officer at a salary of $225,000 per year, until his resignation, or until his successor is elected and qualified. The Board of Directors also appointed Kimberly Brooks, concurrent with her appointment as Secretary, as General Counsel of the Company at a salary of $190,000 per year, until her resignation, or until her successor is elected and qualified.

Mr. Sundem, 52, has over twenty-four years of experience in healthcare, operations, information technology, and finance and business development. He has written software and managed the development of large-scale projects such as “Smart Claims”, a medical claims processing system for a PPO insurance carrier. Other projects of Mr. Sundem’s include integrating large hospitals with insurance carriers to exchange data for claim processing purposes. For the past five years, he has been working in the worker’s compensation accounts receivables financing sector. He has traveled extensively researching each States’ workman’s compensation laws to develop a marketing campaign with a national footprint for the Company. His research helped to find the most compliant, yet the most profitable and secure accounts receivable scenarios for investment purposes. This has led to the funding and management of over $100 million dollars in medical accounts receivable investments through various funding structures. He has managed all aspects of Portfolio servicing, including providing for the lending arm reporting, audits, underwriting guidelines, operations, sales, verifications and information technology systems. This experience has gained him valuable knowledge in collections, hearings and settlements of medical receivables. He has a Bachelor of Science degree from the University of Minnesota, and is a resident of Castle Rock, Colorado.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Greg Sundem
Greg Sundem, Chief Executive Officer

Dated: April 5, 2016